UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 8.01.	Other Events

At the 2006 Annual Meeting of Stockholders of MasterCard Incorporated (the “Company”), held on July 18, 2006 (the “2006 Annual Meeting”), the holders of the Company’s Class A common stock approved the 2006 Non-Employee Director Equity Compensation Plan (the “Plan”), the purpose of which is to enable the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of the non-employee directors with the interests of the Company’s stockholders.

Pursuant to the Plan, on the date of each annual meeting of stockholders, each non-employee director who is elected on the date of such annual meeting or whose term of office will continue after the date of the annual meeting will automatically be awarded a number of MasterCard deferred stock units (“Deferred Stock Units”) determined by dividing $100,000 ($150,000 in the case of the Chairman of the Board) by the average of the high and low prices for the Company’s Class A Common Stock on the exchange on which the shares are principally traded on the date of an annual meeting, provided, however, that under the terms of the Plan each non-employee director who was elected at, or whose term of office would continue after the 2006 Annual Meeting was awarded 2,565 Deferred Stock Units and the Chairman of the Board will be awarded 3,850 Deferred Stock Units. Pursuant to the Plan, any non-employee director who joins the Board of Directors at a time other than an annual meeting of stockholders will be awarded a pro-rated number of Deferred Stock Units corresponding to the time period of service beginning when the director joins the Board until the next annual meeting. Unless otherwise determined by the administrator of the Plan in an award agreement, an award of Deferred Stock Units will be settled in shares of the Company’s Class A common stock, at the election of the director, upon (i) the fourth anniversary of the date of grant of the award or (ii) the date that is 60 days following the director’s termination of services as a director. This election must be made no later than December 31 of the year before the date of the annual meeting of stockholders on which the award is made. The Plan also provides that in the event that an election is not made, the default payment date shall be the fourth anniversary from the date of the award grant.

On July 18, 2006, each of David R. Carlucci, Manoel Luiz Ferrão de Amorim, Bernard S.Y. Fung, Richard Haythornthwaite, Norman McLuskie, Marc Olivié, Mark Schwartz and Edward Suning Tian, the eight (8) non-employee directors elected at the 2006 Annual Meeting, received 2,565 Deferred Stock Units that will settle on July 18, 2010 under the terms of the Plan.

In addition to the approval of the Plan, other proposals voted upon and approved by stockholders at the 2006 Annual Meeting are set forth in the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated July 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: July 18, 2006	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel and Secretary